As filed with the Securities and Exchange Commission on October 18, 1996

                                          Registration Statement No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                       _________________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                       _________________________

                          Rogers Corporation
        (Exact name of Registrant as specified in its charter)

          Massachusetts                                   06-0513860
(State or other jurisdiction of incorporation or       (I.R.S. Employer
 organization)                                       Identification Number)


                  One Technology Drive, P.O. Box 188
                    Rogers, Connecticut 06263-0188
                            (860) 774-9605
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

               ROGERS CORPORATION 1990 STOCK OPTION PLAN
                       (Full Title of the Plan)
                     ____________________________

                      Robert M. Soffer, Treasurer
                          Rogers Corporation
                  One Technology Drive, P.O. Box 188
                    Rogers, Connecticut 06263-0188
                            (860) 774-9605
  (Name, address, including zip code, and telephone number, including area code, of
                          agent for service)
                     ____________________________

                            With copies to:
                         John J. Cleary, P.C.
                      Goodwin, Procter & Hoar llp
                            Exchange Place
                   Boston, Massachusetts 02109-2881
                            (617) 570-1000
                     _____________________________

                    CALCULATION OF REGISTRATION FEE

Title of Each                   Proposed       Proposed
   Class of                      Maximum       Maximum       Amount of
  Securities    Amount to be    Offering      Aggregate    Registration
    Being        Registered     Price Per      Offering         Fee
  Registered        (1)         Share (2)     Price (2)

   Capital
  Stock, par      750,000        $25.88     $19,410,000.00  $5,881.82
 value $1.00       shares
  per share.


(1) Plus such additional number of shares as may be issued pursuant to the 1990 Stock Option Plan in the event of a stock dividend, stock split, reverse stock split, recapitalization or other similar event.

(2) This estimate is made solely for the purpose of determining the amount of the registration fee and is based upon the average of the high and low prices of the Registrant's Capital Stock on October 15, 1996.

                               <Page 1>

      This Registration Statement relates to 750,000 shares of the Capital Stock, par value $1.00 per share, of Rogers Corporation (the "Registrant") representing those additional shares under the Rogers Corporation 1990 Stock Option Plan (the "1990 Plan") which may be issued pursuant to an amendment to the 1990 Plan adopted by the Board of Directors of the Registrant on October 17, 1996, which increased the size of the 1990 Plan from 620,000 shares (after adjustment for a 2 for 1 stock split in July of 1995) to 1,370,000 shares. Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration statement filed on Form S-8 is effective, all items have been omitted from this Registration Statement other than the facing page; statements that the contents of the earlier registration statements pertaining to the 1990 Plan, identified by file number, and certain other filings are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in the earlier registration statements.



                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

      The Registrant hereby incorporates by reference the following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission").

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996.

     (c) The Registrant's Registration Statement on Form S-8, dated June 14, 1993, as filed with the Commission on June 14, 1993, File No. 33-64314, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (d) The Registrant's Registration Statement on Form S-8, dated November 21, 1991, as filed with the Commission on November 21, 1991, File No. 33-44087, pursuant to Section 12(g) of the Exchange Act.

     (e) The Registrant's Registration Statement on Form S-8, dated February 11, 1991, as filed with the Commission on February 11, 1991, File No. 33-38920, pursuant to Section 12(g) of the Exchange Act.

     (f) The description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                               < Page 2>

Item 8. Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

       Exhibit No.


          5.1 Opinion of Goodwin, Procter & Hoar llp as to the legality of the securities being registered.
         23.1  Consent of Ernst & Young LLP.
         23.2 Consent of Goodwin, Procter & Hoar llp (included in Exhibit 5.1 hereto).
         24.1 Power of Attorney (included on signature page of this Registration Statement).
         99.1 Rogers Corporation 1990 Stock Option Plan, as amended and restated.


                              <Page 3>


                             SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Old Saybrook, Connecticut on this 17th day of October, 1996.

                                        ROGERS CORPORATION


                                        By:/s/ Harry H. Birkenruth
                                              Harry H. Birkenruth
                                              President and Chief
                                              Executive Officer


                           POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Harry H. Birkenruth and Robert M. Soffer, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     Signature                     Capacity               Date


/s/ Harry H. Birkenruth            President,                 October 17, 1996
Harry H. Birkenruth                Chief Executive
                                   Officer, Director


/s/ Donald F. O'Leary              Corporate Controller       October 17, 1996
Donald F. O'Leary                  (Principal Financial and
                                   Accounting Officer)


/s/ Leonid V. Azaroff              Director                   October 17, 1996
Leonid V. Azaroff


/s/ Leonard M. Baker               Director                   October 17, 1996
Leonard M. Baker



                              <Page S-1>



/s/ Wallace Barnes                 Director                   October 17, 1996
Wallace Barnes


/s/ Mildred S. Dresselhaus         Director                   October 17, 1996
Mildred S. Dresselhaus


/s/ Donald J. Harper               Director                   October 17, 1996
Donald J. Harper


/s/ Gregory B. Howey               Director                   October 17, 1996
Gregory B. Howey


/s/ Leonard R. Jaskol              Director                   October 17, 1996
Leonard R. Jaskol


/s/ William E. Mitchell            Director                   October 17, 1996
William E. Mitchell



                              <Page S-2>

                             EXHIBIT INDEX


     Exhibit No.    Description



         5.1 Opinion of Goodwin, Procter & Hoar llp as to the legality of the securities being registered.

        23.1   Consent of Ernst & Young LLP.

        23.2 Consent of Goodwin, Procter & Hoar llp (included in Exhibit 5.1 hereto).

        24.1 Power of Attorney (included on signature page of this Registration Statement).

        99.1 Rogers Corporation 1990 Stock Option Plan, as amended and restated.

                                                            Exhibit 5.1

                                     Goodwin, Procter & Hoar LLP
                                     Exchange Place
                                     Boston, MA  02109-2881



                           October 18, 1996

Rogers Corporation
One Technology Drive
P.O. Box 188
Rogers, CT 06263-0188

     Re:  Rogers Corporation 1990 Stock Option Plan

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Rogers Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 750,000 shares of the Company's capital stock, par value $1.00 per share (the "Registered Shares"), which may be issued pursuant to the Rogers Corporation 1990 Stock Option Plan (the "Plan").

     As counsel for the Company, we have examined a copy of the Plan, the Registration Statement, and the Company's Articles of Organization and By-laws, each as amended to date and presently in effect, such records of the corporate proceedings of the Company as deemed to be material and such other certificates, receipts, records, and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

     Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the Plan, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's capital stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   GOODWIN, PROCTER & HOAR  LLP

322805.cl

                                                           Exhibit 23.1


                    Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1990 Stock Option Plan of Rogers Corporation, of our reports dated February 6, 1996 with respect to the consolidated financial statements of Rogers Corporation incorporated by reference, and March 22, 1996 with respect to the schedule of Rogers Corporation included, in its Annual Report (Form 10-
K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                      ERNST & YOUNG LLP


Providence, Rhode Island
October 16, 1996

                                                           Exhibit 99.1


                          ROGERS CORPORATION
                        1990 STOCK OPTION PLAN

                           Restatement No. 3

     1. Purpose. The purpose of the Rogers Corporation 1990 Stock Option Plan (the "Plan") is to advance the interests of Rogers Corporation (the "Company") and its shareholders by providing selected Key Employees with an incentive to achieve superior performance, by encouraging them to take an equity interest in the success of the Company through Stock ownership, and by enabling the Company to attract and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct and profitability of its operations are largely dependent. It is intended that this purpose will be effected by granting nonqualified stock options pursuant to this Plan upon the recommendation of the President and the approval of the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended.

     2. Effective Date. The original effective date of this Plan is September 13, 1990, the date it was duly adopted by the Board. Whereas the Board has retained the power to amend the Plan from time to time pursuant to the provisions of Section 12 of the Plan, the Plan was restated in its entirety effective November 6, 1991 and effective February 2, 1993 and is hereby again restated effective October 17, 1996.

     3. Stock Subject to the Plan. The shares that may be made subject to Options under this Plan shall not exceed in the aggregate 1,370,000 shares of Stock. The shares to be delivered upon exercise of an Option granted under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose. Any shares of Stock subject to an Option that for any reason terminates, expires, or lapses unexercised with respect to shares, and any shares purchased pursuant to an Option and subsequently repurchased by the Company pursuant to the terms of the Option, shall again be available for the grant of an Option.

     4. Administration. This Plan shall be administered by the Committee. The Committee is authorized to approve or disapprove Option grants recommended by the President, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to determine and/or accelerate the exercisability or vesting of all or any portion of any Option grant, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. All determinations, interpretations, decisions and selections made by the Committee pursuant to this Plan shall be made by vote of a majority of the Committee present at a meeting at which a majority of members is present or by the unanimous written consent of the members of the Committee. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all proposes and upon all persons whomsoever.

     5. Eligible Participants. Options may be granted to and Stock may be purchased by those Key Employees who are in a position to contribute materially to the Company's continued growth and development and to its long term financial success and who are recommended by the President and approved by the Committee. In addition, Options may be granted to and Stock may be purchased by former Employees (including individuals who are receiving payments under the Company's severance policy) and beneficiaries of deceased Employees, but in either case only in consideration of the cancellation of outstanding options under the Rogers Corporation 1988 Stock Option Plan (the "1988 Plan") held by such individual, provided that any such grant shall be for a number of shares equal to the number of shares subject to the 1988 Plan options being surrendered. The Committee may also, in its discretion, grant Options to any employee of a Designated Entity in consideration of the individual's surrender of or in replacement of an equal number of Options under this Plan and/or options under the 1988 Plan and/or the Rogers Corporation Incentive Stock Option Plan (1979), and shall designate the terms and conditions of any Options so granted, including the exercise schedule, expiration date and option price for such Options, provided, however, that such Options shall expire no later than the second anniversary of the date of the spinoff or other divestiture of the applicable Designated Entity. Options may also be granted, under such terms and conditions as the Committee deems appropriate, to former employees of the Circuit Components Division of the Company in order to treat such employees in a manner similar to employees of a Designated Entity.

     6. Duration of the Plan. The Plan shall remain in effect, unless terminated earlier pursuant to Section 12, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Thereafter, no Options may be granted hereunder.

     7. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by agreements in such form and containing such terms and conditions as the Committee shall determine; provided however, that such agreements shall evidence among their terms and conditions the following:

     (a) Option Price. The purchase price per share of Stock payable upon the exercise of each Option granted pursuant to the Plan shall have an Option price that is at least equal to 50% of the fair market value per share of the Stock on the date the Option is granted. The fair market value of Stock on any date means the mean of the highest and lowest selling prices for Stock as quoted in the American Stock Exchange Composite Transactions in The Wall Street Journal on the business day most immediately preceding the date of valuation on which such selling Prices for stock are quoted and available ("Fair Market Value").

     (b) Number of Shares. Each Option agreement shall specify the number of shares of Stock to which it pertains.

     (c) Exercisability. Each Option granted pursuant to the Plan shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such Option. Each Option shall expire at such time as the Committee shall determine at the time it is granted; provided however, that no Option shall be exercisable later than ten (10) years from the date of grant of the Option.

     (d) Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares for which it is being exercised. The purchase price of Stock upon exercise of any option shall be paid in full by one or more of the following methods as provided in the Option agreement: either (i) in cash or by check, (ii) in shares of Stock held for a minimum of six months valued at its Fair Market Value on the date of exercise, or (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

     (e) Withholding Taxes, Delivery of Shares. The Company's obligation to deliver shares upon exercise of an Option, in whole or in part, shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Optionee may satisfy the obligation(s), in whole or in part, by electing (i) to make a cash payment to the Company, (ii) to have the Company withhold shares or, (iii) to deliver to the Company already-owned shares of Stock, having a value equal to the amount required to be withheld. The value of shares to be withheld or of delivered shares shall be based on the Fair Market Value of a share of Stock on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The Optionee's election to have shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the Tax Date, (2) the election must be irrevocable, and (3) the election will be subject to the disapproval of the Committee.

     (f) Nontransferability. Subject to the approval of the Committee, an Optionee may transfer an Option to a family member, trust, or charitable organization to the extent permitted by applicable law, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of such Option and this Plan. Except as permitted in the preceding sentence, Options granted pursuant to the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     (g) Restrictions on Transfer of Shares. If at the time shares of Stock are acquired on exercise of an Option those shares are not effectively registered under the Securities

     Act of 1933, as amended, the Optionee shall include with his or her exercise notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being acquired for the Optionee's own account for investment and not with a view to distribution. In addition, the Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     (h) Termination of Employment. Unless otherwise specified by the Committee at the time of grant, each Option agreement shall contain provisions for the termination of the Option if the Optionee for any reason incurs a Termination of Employment no more favorable to the Optionee than the following:

               (i) Disability or Retirement: in the event of an Optionee's Termination of Employment by reason of Retirement or Disability (within the meaning of Code Section 22(e)(3)), any outstanding Option held by such Optionee shall become immediately vested and exercisable in full and may thereafter be exercised for a period of five (5) years from the date of such Termination of Employment or until the tenth anniversary of the date of grant, if earlier;

               (ii) Death: in the event of an Optionee's Termination of Employment by reason of death, any outstanding Option held by such Optionee shall become immediately vested and exercisable in full and may thereafter be exercised by the Optionee's beneficiary for a period of five (5) years from the date of death or until the tenth anniversary of the date of grant, if earlier;

               (iii)     Termination other than Death, Disability or
          Retirement: in the event of an Optionee's Termination of Employment for any reason other than death, disability, or Retirement, any outstanding Option held by such Optionee, to the extent exercisable on the date of such Termination of Employment, may be exercised at any time within the three (3) month period after such Termination of Employment, or during the period prior to the expiration date of the Option, whichever period is shorter;

     provided, however, that (1) the Committee may provide specifically in an Option agreement for such other period of time during which an Optionee may exercise an Option after Termination of Employment as the Committee may approve, subject to the overriding limitation that no Option may be exercised to any extent by anyone after the date of expiration of the Option, and (2) the Committee may, in its discretion, designate certain employees of any Designated Entity such that any Options held by such employees will continue to be treated as Options held by an active Employee as long as such employee continues to be employed by the Designated Entity; provided, however, that any Options held by such individuals shall expire no later than the second anniversary of the spinoff or other divestiture of the applicable Designated Entity.

     (i) Rights as Shareholder. No Optionee shall have any rights as a shareholder with respect to shares of Stock covered by an Option until the date of issuance of a stock certificate for such shares. Except as provided in Section 8, no adjustment shall be made for dividends or other rights, the record date for which is prior to the date of issuance of such certificate.

     8. Stock Dividends; Stock Splits; Stock Combinations; Recapitalizations. In the event of any change in the outstanding shares of Stock that occurs after approval of the Plan by the Board by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change as to which the Company is a surviving corporation, the aggregate number of shares of Stock that thereafter may be optioned and sold under this Plan and the number, kind and Option price of shares subject to each then outstanding Option, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Upon a determination by the Board that an event has occurred that will or is likely to result in a merger or a similar reorganization which the Company will not survive or a sale of all or substantially all of the assets of the Company (a "Cessation Event"), the unexercised portion of all outstanding Options shall become exercisable in full immediately (or as of the date which is 180 days preceding such Cessation Event, if later than such determination). The occurrence of a Cessation Event shall cause every Option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

     9. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time and regulations thereunder.

          (b) "Designated Entity" means any Subsidiary, division or other identifiable business operation of the Company which is spun-off or otherwise divested by the Company and which is designated as such by the Committee for purposes of this Plan. Any such designation, and all references to the Designated Entity, shall include the successor entity with respect to such business operation.

          (c) "Employee" means a regular salaried employee of the Company, its Parent, if any, and/or its Subsidiaries, or any branch or division thereof; "Key Employee" means an executive, administrative, management, technical or other similar professional Employee who is determined by the Committee to be eligible to receive Options under this Plan.

          (d) "Employment" means an individual's status as an employee, within the meaning of Code Section 3401(c), of the Company, or any Parent or Subsidiary, whichever is applicable; "Termination of Employment" means termination of the individual's Employment. With respect to an employee of a Designated Entity,

     "Employment" means an individual's status as an employee, within the meaning of Code Section 3401(c), of the Designated Entity and "Termination of Employment" means termination of the individual's employment with the Designated Entity.

          (e) "Option" means the right to purchase Stock granted pursuant to this Plan at a stated price for a specified period of time. Options granted hereunder shall be nonstatutory stock options that are not intended to satisfy the requirements of Code
     Section 422.

          (f) "Optionee" means any individual to whom an Option is granted under this Plan.

          (g) "Parent" means a parent (if any) of the Company as defined in Code Section 424(e).

          (h)  "President" means the President of Rogers Corporation.

          (i) "Retirement" means a Termination of Employment that qualifies as retirement under the Rogers Corporation Defined
     Benefit Pension Plan.

          (j) "Stock" means the Capital Stock, $1 par value per share, of the Company.

          (k) "Subsidiary" means any corporation, partnership, joint venture or other entity, domestic or foreign, in which the Company, either directly or through another Subsidiary or Subsidiaries, has a 30% or more ownership interest.

     10. Beneficiary Designation. Each Optionee may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom shall be transferred any rights under any Options which survive the Optionee's death. Each designation will revoke all prior designations by the same Optionee, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Optionee in writing with the Committee during his or her lifetime. In the absence of any such designation, any rights under any Options which survive the Optionee's death shall be rights of his or her estate.

     11. Rights of Employees. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Parent, Subsidiary or Designated Entity to terminate any Optionee's Employment at any time, nor confer upon any Optionee any right to continue in the service of the Company or any Parent, Subsidiary or Designated Entity. No Employee shall have a right to be granted an Option pursuant to the terms of the Plan or, having received an Option, to again be granted an Option.

     12. Amendment, Modification and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify, the Plan in its sole discretion, provided that no such termination or amendment shall adversely affect or impair any then outstanding Option without the consent of the Optionee holding such Option.

     13. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the female gender, the singular shall include the plural, and the plural shall include the singular.

     14. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

Executed this 18th day of October, 1996.


                                   ROGERS CORPORATION



                              By:       /s/ Robert M. Soffer
                                            Robert M. Soffer
                                            Treasurer